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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 31, 2005
                        (Date of earliest event reported)

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                           ARLINGTON HOSPITALITY, INC.
             (Exact name of registrant as specified in its charter)

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           Delaware                      0-15291                 36-3312434
(State or other jurisdiction of        (Commission             (IRS Employer
        incorporation)                   File No.)           Identification No.)

                        2355 South Arlington Heights Road
                                    Suite 400
                        Arlington Heights, Illinois 60005
                    (Address of Principal Executive Offices)

                                 (847) 228-5400
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         The description of the debtor-in-possession financing set forth in response to Item 2.03 below is incorporated herein by reference.

ITEM 1.03.        BANKRUPTCY OR RECEIVERSHIP.

         On August 31, 2005, Arlington Hospitality, Inc. (the "Company") and its subsidiaries (collectively, with the Company, the "Debtor") filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Filing") in the Bankruptcy Court. As previously reported, on June 22, 2005, the Company's wholly-owned subsidiary, Arlington Inns, Inc. (the "Subsidiary"), filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the same Bankruptcy Court. It is expected that the Debtor's filing and the filing of the Subsidiary will be consolidated into a single matter (on a consolidated basis, the "Chapter 11 Filing"). The Debtor remains in possession of its assets and properties and will continue to operate its business and manage its properties as a debtor-in-possession under the Bankruptcy Code.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

         In connection with the Chapter 11 Filing referenced in Item 1.03 above, Arlington Hospitality, Inc. (the "Company") and certain of its subsidiaries (collectively, the "Companies") entered into, subject to approval of the Bankruptcy Court, a financing agreement (the "DIP Facilities") with Arlington LF, LLC and the other lenders from time to time party thereto (the "Lender"). The DIP Facilities provide for aggregate financing not to exceed $11 million at any one time consisting of three loan components.

         The first component provides for a revolving credit facility in an aggregate principal amount of up to $6 million (the "Revolver"). Interest on the Revolver will be calculated at a rate equal to the 3 month LIBOR rate plus 7.50% payable quarterly, subject to increase by up to 3.0% in the Event of Default, as defined, or if the loan is not repaid upon maturity. The proceeds of the Revolver may be used for working capital and other uses approved by the Bankruptcy Court, all subject to an approved budget to be agreed upon by the Lender. The second component provides for a term loan (the "Term Loan A") of up to $1 million. Interest on the Term Loan A will be calculated at rate equal to the 3 month LIBOR rate plus 8.50% payable quarterly, subject to increase by up to 3.0% in the Event of Default, as defined, or if the loan is not repaid upon maturity. The proceeds of the Term Loan A may be used for the same purposes as those of the Revolver. The third component provides for a land purchase contract exercise loan (the "Land Purchase Contract Loan") of up to $4 million. Interest on the Land Purchase Contract Loan will be calculated at rate equal to the 3-month LIBOR rate plus 9.00% payable quarterly, subject to increase by up to 4.00% in the event that the Land Purchase Contract Loan is not repaid by the maturity date, or there is an Event of Default, as defined. The proceeds of the Land Purchase Contract Loan may be used to exercise certain contract rights to acquire designated parcels of real property (the "Real Property"), subject to various conditions including a court-approved asset purchase agreement. The fee payable to the Lender for the Land Purchase Contract Loan is 3.0% of the aggregate principal amount drawn under the available Land Purchase Contract Loan. Additionally, if the Companies are unable to exercise any contract to purchase any parcel of Real Property, then Lender shall have the right to assume the purchase contracts for a nominal amount and purchase such Real Property for its own account in return for providing the DIP Facilities.


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           The fees payable to the Lender in connection with the DIP Facilities include: (i) a $100,000 commitment fee, (ii) a 3.00% commitment fee on the Revolver and Term Loan A amount, (iii) a 3.00% commitment fee on the amount drawn on the Land Purchase Contract Loan, (iv) a servicing fee of $10,000 per month, and (v) a fee of 0.50% per annum required to be paid on the unused portion of the Revolver amount. Additionally, the Lender will be reimbursed for actual expenses incurred for professionals including appraisers and attorneys in an amount not to exceed $100,000.

         The DIP Facilities will be secured by all assets of the Companies subject only to the first mortgages on the hotels and its office building located in Arlington Heights, IL.

         The DIP Facilities will, if approved, be repaid in full on the earlier of: (1) the date that is six months from the initial advance date; or (2) the date of a court-approved asset disposition pursuant to Section 363 of the Bankruptcy Code.

         The DIP Facilities include customary affirmative, negative and financial covenants binding on the Companies, including implementation of a cash management system set forth in the DIP Facilities. The negative covenants limit the ability of the Companies to, among other things, incur debt, incur liens, make investments, sell assets, or declare or pay any dividends on its capital stock.

          The DIP Facilities include customary events of default including events of default related to, among other things, (i) failure to make any payments due to the Lender, as required, (ii) failure to comply with the covenants set forth in the DIP Facilities, and (iii) the Bankruptcy Court does not enter an order approving a sale of substantially all of the Companies' assets, in a form and substance satisfactory to the Lender within ninety (90) days of the entry of Interim Order approving the DIP Facilities.

         The obligations under the DIP Facilities are entitled to super-priority administrative expense claim status under the Bankruptcy Code. The DIP Facilities will generally permit the ordinary course payment of professionals and administrative expenses prior to the occurrence of an event of default under the DIP Facilities or a default under the Bankruptcy Court orders approving the DIP Facilities.

         Conditions to the final DIP Facilities include, among other matters,
(i) execution of final documentation of the DIP Facilities, (ii) approval of the final DIP Facilities by the Bankruptcy Court, (iii) Lender's completion of its due diligence on the Companies, (iv) payment of all fees and expenses then due to the agents and lenders and their advisors under the DIP Facilities, (v) delivery of additional loan documents, including collateral documentation, (vi) approval of a budget reasonably satisfactory to the Lender, and (vii) no material adverse effect on the Companies occurring since the filing of the Chapter 11 Filing.

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

         The filing of the Chapter 11 Filing described in Item 1.03 above constituted an event of default under the Company's existing revolving line of credit with LaSalle Bank NA. As a result of the event of default, all commitments under the line of credit were automatically terminated and all debt outstanding under the facilities became automatically and immediately due and



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payable. As of August 31, 2005, the amount of outstanding debt under the existing senior credit facilities was approximately $3.5 million.

         The Company believes the acceleration of its debt under the existing line of credit agreement will be stayed as a result of the filing of the Chapter 11 Filing. The Company further contemplates that the revolving line of credit facility with LaSalle Bank NA will be repaid in full with the proceeds of the DIP Facility as discussed in Item 2.03 above.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

         As previously reported on a Form 8-K filed August 29, 2005, as a result of the Company's failure to file its Form 10-Q for the quarter ended June 30, 2005, the Company's securities will be delisted from The Nasdaq Stock Market at the opening of business on September 1, 2005.

ITEM 8.01.        OTHER MATTERS.

         In connection with the Chapter 11 Filing, the Company desires to conserve its limited cash resources and is attempting to reduce expenses. As such, the Company has decided not to engage a its independent registered public accountants to review its Form 10-Q for the quarter ended June 30, 2005, and, therefore, will be unable to comply with its periodic reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result, the Company does not intend to continue filing its periodic reports required under the Exchange Act including its quarterly report on Form 10-Q for the period ended June 30, 2005. In lieu of filing its periodic reports under the Exchange Act, the Company plans to file its monthly operating reports filed with the Bankruptcy Court (the "Bankruptcy Report"). In addition, if material events occur in the future, the Company will endeavor to report such events to its stockholders in a reasonable practical manner primarily through filing of a Form 8-K or issuance of a press release.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE: September 1, 2005

                                Arlington Hospitality, Inc.
                                (Registrant)

                                By:  /s/ Stephen K. Miller
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                                         Stephen K. Miller
                                         Interim Chief Executive Officer

                                By:  /s/ James B. Dale
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                                         James B. Dale
                                         Senior Vice President and
                                         Chief Financial Officer